UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2008

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 3, 2008, Liberty Media Corporation (“Liberty”) issued a press release announcing that the reclassification of its Liberty Capital common stock was completed that day.  At the closing, each share of Series A Liberty Capital common stock was reclassified as one share of the reclassified Series A Liberty Capital common stock and 4 shares of the new Series A Liberty Entertainment common stock, and each share of Series B Liberty Capital common stock was reclassified as one share of the reclassified Series B Liberty Capital common stock and 4 shares of the new Series B Liberty Entertainment common stock. The Liberty Entertainment common stock is intended to track and reflect the separate economic performance of the new Entertainment Group, which includes Liberty’s recently acquired 41% interest in The DirecTV Group, Inc.

This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
	Name:	Mark E. Burton
	Title:	Vice President